ADDITIONAL ESCROW AGREEMENT

                  This Escrow Agreement is made and entered into as of this 29th day of September, 1997, by and among McCarthy Tetrault, Barristers & Solicitors (the "Escrow Agent"), The ForeFront Group, Inc., a Delaware corporation (the "Purchaser"), Sunil K. Sethi, Naveen Seth, Sukhdev Walia, Sunita Uppal and Jang Bhadhur Sethi (individually, a "Vendor" and, collectively, the "Vendors").

                              W I T N E S S E T H:

                  WHEREAS, the Purchaser, LanProfessional Inc., a Canadian corporation (the "Corporation") and the Vendors have entered into an Acquisition Agreement, dated as of the date hereof (collectively, with all amendments, schedules, exhibits and certificates referred to therein, the "Acquisition
Agreement"), which provides for the acquisition by the Purchaser of the Corporation (the "Acquisition"); and

                  WHEREAS, the Acquisition Agreement provides that on the effective date of the Acquisition, certain portions of the cash amounts to be paid by the Purchaser to the Vendors will be deposited in escrow with the Escrow Agent pursuant to this Agreement;

                  NOW, THEREFORE, in consideration of the mutual premises and covenants contained in the Acquisition Agreement and herein, the parties agree as follows:

                                    ARTICLE I

                          Establishment of Escrow Fund

                  1.1 Escrow.  The Escrow Agent shall  initially  hold in escrow
(i) the sum of One Hundred Thousand U.S. Dollars (U.S.$100,000) (the "Securities Cash Escrow"), and (ii) the sum of Two Hundred Twenty-Six Thousand, Seven Hundred Twenty-Six U.S. Dollars (U.S.$226,726) (the "Tax Cash Escrow"), which shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of Articles II and III, respectively, of this Agreement, in the case of the Securities Cash Escrow, for the Vendors in the respective percentages set forth in Schedule A and in the case of the Tax Cash Escrow, for Jang Bhadhur Sethi (the "Non-Resident Vendor"). Together, the Securities Cash Escrow and the Tax Cash Escrow constitute the Escrow Fund.

         Subject to and in accordance with the terms and conditions hereof, the Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest and release or distribute the Escrow Fund. It is hereby expressly stipulated and agreed that all interest and other earnings on the Escrow Fund shall become a part of the Escrow Fund for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time shall from the time of such loss or charge no longer constitute part of the Escrow Fund.




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                    1.2  Investment of Cash Escrow Fund.  The Escrow Agent shall invest and reinvest each of the Securities Cash Escrow and the Tax Cash Escrow in a segregated daily term deposit account opened in the name of the Escrow Agent with the Toronto Dominion Bank.. It is expressly agreed and understood by the parties hereto that the Escrow Agent shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement. Receipt, investment and reinvestment of the Escrow Fund shall be confirmed by the Escrow Agent as soon as practicable following a request by the Vendors.

                                   ARTICLE II

                             Securities Cash Escrow

                  2.1 Distribution of Securities Cash Escrow. The Securities Cash Escrow shall serve as collateral for the obligations of the Vendors as set forth in Section 4.4(c) of the Acquisition Agreement. Any claims by the Purchaser for indemnification against the Vendors shall be conducted in accordance with the terms of this Section 2.1. If the Purchaser shall have any claims against the Vendors, it shall promptly give written notice thereof to the Escrow Agent and the Vendors, including in such notice a brief description of the facts upon which such claims are based and the amount thereof. If the Vendors object to the allowance of any such claim, they shall give written notice to the Purchaser and the Escrow Agent within thirty days following receipt of notice of claim, advising it and the Escrow Agent that they do not consent to the delivery of any of the Escrow Funds out of escrow for application to such claim. If no such notice is timely provided by the Vendors to the Purchaser and the Escrow Agent, the Escrow Agent shall, within five business days after the expiration of the prior notice period, deliver to the Purchaser out of escrow that amount of the Cash Escrow as is necessary to satisfy the claims. If the Vendors advise the Purchaser and the Escrow Agent within the foregoing 30 day period that they object to such application of the Securities Cash Escrow after a claim has been made, the Escrow Agent shall hold the Securities Cash Escrow in escrow until the rights of the Vendors and the Purchaser with respect thereto have been agreed upon or otherwise determined in accordance with the terms of this Agreement. Any claims which (i) are disputed by the Vendors and subsequently result in the Purchaser and the Vendors agreeing upon the resolution thereof, or which are finally determined by arbitration as provided in Section 2.2 hereof, and (ii) result in the Purchaser incurring an expense which is subject to indemnification by the Vendors, shall be settled by delivery of such portion of the Securities Cash Escrow to the Purchaser in accordance with the provisions above, upon written evidence of such disposition or agreement provided to the Escrow Agent.

                  The Securities Cash Escrow shall be paid to Donald G. McLeod, Barrister and Solicitor (the "Vendors' Counsel") (i) upon delivery to the Escrow Agent of a notarial copy of the ruling or order of the Ontario Securities Commission (the "OSC") granting an exemption from Sections 25 and 53 of the Securities Act (Ontario) for all trades of securities of the Corporation and the Purchaser contemplated in the Acquisition Agreement and such ruling or order shall not result in additional costs or expenses to the Purchaser, as contemplated in Section 4.4(c) of the Acquisition Agreement, or (ii) upon the written direction of the Vendors' Counsel and the Purchaser.

                  2.2 Arbitration. Any controversy involving a claim by the Purchaser on the Escrow Fund shall be finally settled by arbitration in Ottawa, Canada in accordance with the Arbitration Act (Ontario) and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by three arbitrators chosen by mutual agreement of the Vendors and the Purchaser. Failing such agreement, the arbitration shall be conducted in accordance with the foregoing rules. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrators, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration.

                                   ARTICLE III

                                 Tax Cash Escrow

                  3.1 Distribution of Tax Cash Escrow. The Tax Cash Escrow shall be paid to the Vendors' Counsel upon receipt not later than October 30, 1997 by the Escrow Agent from the Vendors' Counsel of the Purchaser's copy of Form T2068 issued by Revenue Canada and having a certificate limit of not less than U.S.$226,726 or the equivalent in Canadian dollars; failing which, such amount shall be paid to Revenue Canada promptly by the Escrow Agent for the account of the Non-Resident Vendor. In the event that prior to October 30, 1997, the Vendors' Counsel requests and directs in writing to the Escrow Agent partial payment of any portion of the Tax Cash Escrow to Revenue Canada for the account of the Non-Resident Vendor in order to facilitate the issue of Form T2068, the Escrow Agent shall comply promptly with such request and upon the issue of Form T2068 shall pay any balance of the Tax Cash Escrow to the Vendors' Counsel.

                                   ARTICLE IV

                                  Escrow Agent

                  4.1 Duties and Obligations. The duties and obligations of the Escrow Agent are purely ministerial and limited to those specifically set forth in this Agreement, as each may from time to time be amended. The Escrow Agent shall only be liable for, any loss, liability, cost or expense (including reasonable legal fees and expenses ) resulting from any breach of the express terms of this Agreement or the Escrow Agent's own gross negligence, willful misconduct or lack of good faith.

                  4.2 Escrow Agent's Compensation, Expenses and Indemnification. The Purchaser shall pay to the Escrow Agent compensation in respect of the Escrow Agent's duties and obligations under this Agreement as may be agreed between the Purchaser and the Escrow Agent.

                  4.3 Resignation. The Escrow Agent may resign at any time by giving not less than sixty days written notice thereof to each of the Purchaser and the Vendors.

                  4.4 Successor Escrow Agent. Upon receipt of the Escrow Agent's notice of resignation, the Purchaser and the Vendors may appoint a successor escrow agent. Upon the acceptance of the appointment as escrow agent hereunder by a successor escrow agent and the transfer to such successor escrow agent of the Escrow Fund, the resignation of the Escrow Agent shall become effective and the Escrow Agent shall be discharged from any future duties and obligations under this Agreement.

                  4.5 Conflicting Demands. If on or before the close of escrow the Escrow Agent receives or becomes aware of any conflicting demands or claims with respect to the Escrow Fund or the rights of any of the parties hereto to such Escrow Fund, the Escrow Agent shall have the right to discontinue any or all future acts on the Escrow Agent' part until such conflict is resolved to the Escrow Agent's satisfaction; to commence or defend any action or proceedings for the determination of such conflict; or to file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all parties involved to interplead and litigate in such court their rights among themselves and with the Escrow Agent. In the event any of the above-described events occur, each of the Purchaser, on the one hand, and the Vendors, on the other hand, agree to pay one half of all costs, damages, judgments and expenses, including reasonable legal fees, suffered or incurred by the Escrow Agent in connection with, or arising out of, such conflicting demands or claims, including, without limitation, a suit in interpleader brought by the Escrow Agent.

                  4.6 Indemnity. The Vendors and the Purchaser hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                                    ARTICLE V

                                  Miscellaneous

                  5.1 Notices. Any notice or other communication required or permitted to be given to the parties hereto shall be deemed to have been given if personally delivered (including personal delivery by facsimile), or three days after mailing by certified or registered mail, return receipt requested, first class postage prepaid, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 5.1):

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(a)      If to the Purchaser:                   (c)  If to the Escrow Agent:

The ForeFront Group, Inc.                       McCarthy Tetrault
1360 Post Oak Blvd, Suite 2050                  Barristers & Solicitors
Houston, Texas 77056                            The Chambers
Attention: Jeffrey R. Harder                    40 Elgin St., Suite 1400
Tel: (713)961-1101                              Ottawa, ON   K1P 5K6
Facsimile:  (713) 961-4530
                                                Attention: Robert D. Chapman
(b)      If to the Vendors:                     Tel: (613) 238-2111
                                                Facsimile: (613) 238-2166
c/o Sunil K. Sethi
    10 Baslaw Dr.
    Ottawa, Ont. K1G 5J8
    Tel: (613)736-5326
    Facsimile: (613)736-9614


                  5.2 Termination. This Agreement shall terminate upon the mutual written express agreement of the Purchaser and the Vendors. In any event, this Agreement terminates when all of the Escrow Fund has been distributed according to its terms.

                  5.3 Interpretation. The validity, construction, interpretation and enforcement of this Agreement shall be determined and governed by the laws of the Province of Ontario. The invalidity or unenforceability of any provision of this Agreement or the invalidity or unenforceability of any provision as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any of the other provisions of this Agreement or the applicability of such provision, as the case may be.

                  5.4 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

                  5.5 Taxes. For purposes of Canadian federal and provincial income taxation, the Escrow Fund shall be treated as owned by the Vendors and this Agreement shall be interpreted in a manner to effect the Vendors' ownership of the Escrow Fund for such tax purposes.


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                  IN WITNESS WHEREOF,  the parties have signed this Agreement on the day and year first above written.

                                                MCCARTHY TETRAULT
                                                as Escrow Agent


                                                 By: "R D Chapman"
                                                 Name: Robert D. Chapman
                                                 Title: Barrister and Solicitor

                                                 THE FOREFRONT GROUP, INC.,
                                                 a Delaware corporation


                                                 By: "David Sikora"
                                                 Name: David Sikora
                                                 Title: President & CEO


                                                 THE VENDORS:

                                                 "Sunil Sethi"
                                                 Sunil K. Sethi

                                                 "Naveen Seth"
                                                 Naveen Seth

                                                 "Sukhdev Walia"
                                                 Sukhdev Walia

                                                 "Sunita Uppal"
                                                 Sunita Uppal

                                                 "J B Sethi"
                                                 Jang Bhadhur Sethi





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                                                     EXHIBIT A


                           Applicable Securities Cash Escrow Percentages

Sunil K. Sethi                              21.25%

Naveen Seth                                 21.25%

Sukhdev Walia                               21.25%

Sunita Uppal                                21.25%

Jang Bhadhur Sethi                             15%